UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 9, 2026 (July 7, 2026)

Everforth, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35636	95-4023433
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4400 Cox Road, Suite 110, Glen Allen, Virginia	23060
(Address of Principal Executive Offices)	(Zip Code)

(888) 482-8068
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of exchange on which registered
Common Stock	EFOR	NYSE
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.

On July 7, 2026, Everforth, Inc. (the “Company”) entered into the Third Amendment to its Third Amended and Restated Credit Agreement (the “Third Amendment”), by and among the Company, the lenders party thereto and Wells Fargo Bank, National Association, as administrative agent. The Third Amendment amends the Company’s existing Third Amended and Restated Credit Agreement, dated as of August 31, 2023 (as amended, restated, amended and restated, supplemented and otherwise modified to date, the “Existing Credit Agreement” and the Existing Credit Agreement as amended by the Third Amendment, the “Credit Agreement”) by, among other things, (a) increasing the aggregate commitments under the revolving credit facility from $500.0 million to $600.0 million, (b) extending the maturity of the revolving credit facility from February 14, 2028 to July 7, 2031; provided, that if any of the Company’s 2028 senior unsecured notes remain outstanding on the date that is ninety-one days prior to the stated maturity thereof in an aggregate principal amount in excess of $110.0 million or the Company’s term B loans remain outstanding on the date that is ninety-one days prior to the stated maturity thereof, then the maturity date of the revolving credit facility will instead be the date that is ninety-one days prior to the stated maturity of the Company’s 2028 senior unsecured notes or term B loans, or any permitted refinancing or extension of such indebtedness, as applicable, (c) amending the interest rate for the revolving credit facility to range from, at the Company’s option, Term SOFR (as defined in the Credit Agreement) plus an applicable margin of 1.75 to 2.75 percent or the base rate plus an applicable margin of 0.75 to 1.75 percent, and (d) amending the consolidated secured leverage ratio financial covenant to step down from 3.75 to 1.00 to 3.50 to 1.00 starting with the quarter ending June 30, 2027 and to step down from 3.50 to 1.00 to 3.25 to 1.00 starting with the quarter ending June 30, 2028.

Proceeds of borrowings on the revolving credit facility were used in part to pay off the Company’s existing term A loans in full.

Consistent with the Existing Credit Agreement, the Company’s obligations in respect of the revolving credit facility and term B loans are secured by substantially all of the Company’s assets, subject to customary exceptions, and guaranteed by the material domestic subsidiaries of the Company.

The Company and its subsidiaries are otherwise subject to the same terms and conditions as those set forth in the Existing Credit Agreement, including but not limited to representations and warranties, affirmative and negative covenants, and events of default.

The foregoing description of the Third Amendment is only a summary and is qualified in its entirety by reference to the full text of the Third Amendment, a copy of which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 7.01 Regulation FD Disclosure.

On July 9, 2026, the Company issued a press release announcing the Third Amendment and providing information regarding the Company’s second quarter 2026 earnings call. A copy of this press release is furnished as Exhibit 99.1 to this Report.

The information included in this Current Report on Form 8-K under this Item 7.01 (including Exhibit 99.1) shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing made by the company or the operating partnership under the Exchange Act or the Securities Act of 1933, as amended (the “Securities Act”), except as shall be expressly set forth by specific reference in such a filing.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description
10.1†
Third Amendment to Third Amended and Restated Credit Agreement, dated as of July 7, 2026, by and among Everforth, Inc., as the borrower, Wells Fargo Bank, National Association, as administrative agent, and the lenders named therein

99.1	Press Release dated July 9, 2026
104.1	Cover page interactive data file (embedded within the Inline XBRL document)

† Schedules to this exhibit have been omitted in accordance with Regulation S-K Item 601(a)(5). The Registrant agrees to furnish a copy of all omitted schedules to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Exchange Act, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Everforth, Inc.

Date: July 9, 2026	/s/ Marie L. Perry
Marie L. Perry
Executive Vice President and Chief Financial Officer